Exhibit 99.1

Center Financial Reports $6.5 Million Net Income for Q4 2010, Posting Fourth Consecutive Profitable Quarter

2010 Marked by Company’s Return to Profitability, Stabilized Asset Quality and Return to Growth

LOS ANGELES--(BUSINESS WIRE)--February 2, 2011--Center Financial Corporation (NASDAQ: CLFC), today reported financial results for its 2010 fourth quarter, posting net income of $6.5 million and net income available to common shareholders of $5.7 million, equal to $0.14 per diluted common share. In the year-ago fourth quarter, the company posted a net loss of $24.5 million and net loss available to common shareholders of $25.2 million, or $1.41 per common share.

For the full 2010 year, Center Financial posted net income of $22.7 million. As previously announced, the beneficial conversion feature of its Series B Preferred Stock issued in December 2009 reduced net income available to common shareholders by an intrinsic value of $29.0 million. This contributed to a net loss available to common shareholders of $9.3 million for 2010, equal to $0.26 per common share. For 2009, the company incurred a net loss of $42.5 million and net loss available to common shareholders of $45.5 million, equal to $2.66 per common share.

“2010 proved to be a strong recovery year for Center Financial, following the company’s assertive actions addressing credit during one of the most difficult financial crises in recent history,” said Richard S. Cupp, president and chief executive officer. “Closing the year with another profitable quarter, the company proved the sustainability of its profitable operations going forward and further fortified its already strong balance sheet. The return to profitability was supported by improved and stabilizing asset quality metrics, with appropriate levels of provisioning. In addition to strategic growth through the FDIC-assisted acquisition earlier in the year, the company’s accelerated business development efforts since the beginning of the second half have led to meaningful organic growth in its loan portfolio. With stabilized asset quality trends and a return to focusing on growth, we signed a definitive agreement to merge Center Financial and Nara Bancorp, as previously announced, and began moving along a path that will create the largest Korean-American bank in the nation and transform the landscape of this growing niche market.”

2010 FOURTH QUARTER FINANCIAL SUMMARY:

  Net income totaled $6.5 million and net income available to common shareholders amounted to $5.7 million, equal to $0.14 per diluted common share;
  Income tax benefit of $3.1 million reflects a further reduction of the valuation allowance against the company’s deferred tax asset;
  Net interest margin narrowed 3 basis points sequentially to 3.28%;
  Gross non-covered loans increased 4.2% to $1.53 billion at year-end from September 30, 2010, reflecting increases in commercial, trade finance and SBA loan balances;
  Total deposits declined 1.2% sequentially to $1.77 billion while noninterest bearing deposits rose 3.5% and represented 22.4% of total deposits;
  Annualized average cost of deposits decreased 4 basis points to 1.09%;
  Non-covered nonperforming loans net of the SBA guarantee rose by $2.0 million sequentially to $42.2 million;
  Delinquent non-covered loans 30 to 89 days past due increased by $2.7 million linked quarter to $14.2 million;
  Non-covered net loan charge-offs of $7.4 million, included $607,000 in recoveries during the quarter;
  Provision for loan losses equaled $6.0 million of which $1.0 million is attributed to the covered loan portfolio; stabilized asset quality trends led to a further reduction in the allowance for non-covered loan losses to 3.41% of gross non-covered loans at year-end;
  Capital ratios significantly above regulatory guidelines with Total Risk-Based and Tier 1 Leverage capital ratios of 18.89% and 12.75%, respectively.

Center Financial noted that loans acquired in its April 16, 2010 FDIC-assisted transaction are subject to a loss-sharing agreement and are referred to as “covered loans.” Center’s legacy portfolio is referred to as “non-covered.”

ASSET QUALITY

At December 31, 2010, total non-covered nonperforming assets net of SBA guarantees declined to $43.2 million from $44.7 million at September 30, 2010. As a percentage of gross non-covered loans and other real estate owned (OREO), total non-covered nonperforming assets net of SBA guarantees declined to 2.82% from 3.04% at September 30, 2010. As of December 31, 2010, the company’s OREO portfolio declined considerably to two properties at a holding value of $937,000. This is down from $4.5 million at September 30, 2010, reflecting the resolution and pay-off of one OREO property.

Non-covered nonperforming loans net of SBA guarantees at December 31, 2010 rose modestly to $42.2 million from $40.2 million at September 30, 2010. The company said new inflows into nonperforming status totaled $8.4 million, of which commercial real estate loans represented 42%, construction 31% and C&I 22%. This was offset by outflows of $6.1 million. Outflows included a $1.9 million loan transferred to held for sale and an upgrade of one loan with an outstanding balance of $580,000 to accrual status, as well as charge offs and paydowns.

Delinquent non-covered loans 30 to 89 days past due increased to $14.2 million at the close of the 2010 fourth quarter from $11.5 million at September 30, 2010. Performing troubled debt restructurings (TDRs) that are not accounted for in non-covered nonaccrual or delinquent loans declined to $21.4 million at December 31, 2010 from $23.9 million at September 30, 2010.

The company’s covered loans that are subject to a loss-sharing agreement with the FDIC are reported separately in the consolidated statements of financial condition.

Non-covered loan net charge-offs during the 2010 fourth quarter equaled $7.4 million, down from $8.0 million in the preceding third quarter. As a percentage of average loans on an annualized basis, non-covered loan net charge-offs equaled 1.84% of average non-covered loans.

Center Financial recorded a provision for loan losses related to non-covered loans of $5.0 million for the 2010 fourth quarter, compared with $4.0 million in the preceding third quarter. The stabilized and generally improved asset quality metrics over the course of 2010 resulted in a continued reduction in the allowance for loan losses to $52.0 million at December 31, 2010, representing 3.41% of gross non-covered loans. At September 30, 2010, the allowance for loan losses totaled $54.5 million, equal to 3.71% of gross non-covered loans.

Center Financial also recorded a $1.0 million provision for loan losses related to covered loans during the fourth quarter of 2010. This provision expense was offset in part by an $808,000 increase in the FDIC loss share receivable balance, which was included in other noninterest income for the quarter.

LOANS & DEPOSITS

Marking a strong return to growth, non-covered loans increased 4.2% to $1.53 billion at December 31, 2010 from $1.47 billion at September 30, 2010. Modest declines in the commercial real estate and construction loan balances were more than offset by strong increases in commercial, trade finance and SBA loans. Covered loans at December 31, 2010 increased to $117.3 million from $112.7 at September 30, 2010. Total loans at December 31, 2010 amounted to $1.65 billion.

Total deposits equaled $1.77 billion at December 31, 2010, compared with $1.79 billion at September 30, 2010. Noninterest-bearing demand deposits as a percentage of total deposits rose to 22.4% at year-end from 21.4% at September 30, 2010. The company’s loan-to-deposit ratio equaled 89.9% at December 31, 2010, compared with 85.1% at September 30, 2010.

The average cost of interest-bearing deposits continued to decline, decreasing to 1.39% for the three months ended December 31, 2010 from 1.44% for the three months ended September 30, 2010. Total cost of deposits declined to 1.09% for the 2010 fourth quarter, compared with 1.13% for the preceding third quarter.

BALANCE SHEET SUMMARY & CAPITAL

Total assets of $2.27 billion at December 31, 2010 reflected a 0.2% increase on a linked quarter basis from $2.27 billion at September 30, 2010 and a 3.6% increase from $2.19 billion at December 31, 2009. Average interest-earning assets equaled $2.05 billion for the 2010 fourth quarter, $2.05 billion for the preceding third quarter and $2.01 billion for the 2009 fourth quarter.

Total shareholders’ equity at December 31, 2010 increased to $274.0 million from $270.7 million at September 30, 2010 million and $256.1 million at December 31, 2009. Tangible common equity as a percentage of tangible assets, which is a non-GAAP financial measure, equaled 9.65% at December 31, 2010, compared with 9.52% at September 30, 2010 and 6.01% at December 31, 2009.

Supported by four consecutive profitable quarters of operations, Center Financial’s capital position continued to be significantly above minimum guidelines for “well-capitalized” institutions. At December 31, 2010, Total Risk-Based capital ratio was 18.89%, Tier 1 Risk-Based capital ratio equaled 17.61% and Tier 1 Leverage ratio amounted to 12.75%. The company noted that Total Risk-Based and Tier 1 Risk-Based capital ratios declined modestly from September 30, 2010, reflecting the strong expansion in its loan portfolio.

2010 FOURTH QUARTER OPERATIONAL HIGHLIGHTS

Net interest income before provision for loan losses totaled $16.9 million for the 2010 fourth quarter, compared with $17.1 million for the 2010 third quarter and $15.2 million in the prior-year fourth quarter. The average yield on loans for the 2010 fourth quarter declined to 5.65% from 5.86% for the preceding third quarter, but was up slightly when compared with 5.63% for the 2009 fourth quarter.

The company’s net interest margin (NIM) for the 2010 fourth quarter declined 3 basis points to 3.28% from 3.31% in the immediately preceding third quarter, but was higher when compared with the 2009 fourth quarter NIM of 3.00%.

Noninterest income for the 2010 fourth quarter totaled $4.9 million, compared with $4.4 million in the preceding third quarter and $3.4 million in the prior-year fourth quarter.

Total noninterest expense was relatively stable at $12.5 million for the 2010 fourth quarter, $12.4 million for the 2010 third quarter and $12.5 million for the 2009 fourth quarter. The company’s efficiency ratio for the 2010 fourth quarter improved to 57.12% from 57.61% for the preceding third quarter and 66.95% for the 2009 fourth quarter.

For the 2010 fourth quarter, Center Financial posted net income of $6.5 million and net income available to common shareholders of $5.7 million, equal to $0.14 per diluted common share, after a loan loss provision of $6.0 million and an income tax benefit of $3.1 million. The company said that its income tax benefit for the quarter was due to a reduction in the deferred tax asset valuation allowance by approximately $3.3 million from the September 30, 2010 balance. Net income for the preceding third quarter amounted to $6.0 million and net income available to common shareholders totaled $5.2 million, or $0.13 per diluted common share, which included a loan loss provision of $4.0 million and an income tax benefit of $846,000. In the 2009 fourth quarter, the company incurred a net loss of $24.5 million and net loss available to common shareholders of $25.2 million, or $1.41 per common share, after a loan loss provision of $22.6 million and a net tax provision of $8.0 million after a deferred tax asset impairment of $15.7 million.

For the 2010 fourth quarter, Center Financial posted a return on average assets (ROAA) of 1.12% and a return on average equity (ROAE) of 9.35%. This compares with an ROAA of 1.04% and an ROAE of 8.83% for the 2010 third quarter. For the year-ago fourth quarter, the company reported a loss on average assets equal to 4.44% and a loss on average equity of 48.45%.

Use of Non-GAAP Financial Measures

This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. Tangible common equity per common share and tangible common equity to tangible assets are non-GAAP financial measures. Tangible common equity was calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount and net intangible assets. Tangible common equity to tangible assets represents tangible common equity divided by total assets less net intangible assets. The calculation of tangible common equity may differ among companies in light of diversity in presentation in the marketplace. Management believes that these measures are useful when comparing banks with preferred stock due to TARP funding to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels. This information is being provided in response to market participant interest in these financial metrics. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP. The reconciliations of these non-GAAP financial measures to GAAP financial measure included in this news release are attached herein.

Investor Conference Call

The company will host an investor conference call on Thursday, February 3, 2011 at 9 a.m. PST (12 noon EST) to review financial results for its 2010 fourth quarter and full year. The institutional investment community is invited to participate in the call by dialing 866-788-0540 (domestic) or 857-350-1678 (international) and entering passcode 29006998. Other interested parties are invited to listen to the live call through a listen-only audio Web broadcast via the Internet in the Investor Relations section of www.centerbank.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the audio broadcast will be archived for one year. A telephonic replay of the call will be available through Thursday, February 10, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering replay passcode 84231073.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean-American community, with total assets of $2.27 billion at December 31, 2010. Headquartered in Los Angeles, Center Bank operates a total of 22 full-service branches and two loan production office. The company has 16 full-service branches located throughout Southern California and three branches in Northern California. Center Bank also operates two branches and one loan production office in the Seattle area, one branch in Chicago and a loan production office in Denver. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

Additional Information and Where to Find It

In connection with the proposed merger, Nara Bancorp, Inc. will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement/Prospectus of Center Financial Corporation and Nara Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the Securities and Exchange Commission (“SEC”), as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Nara Bancorp and Center Financial at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from Nara at www.narabank.com or from Center Financial at www.centerbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in Solicitation

Nara Bancorp, Center Financial and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Nara Bancorp’s participants is set forth in the proxy statement, dated May 24, 2010, for Nara Bancorp’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning Center Financial’s participants is set forth in the proxy statement, dated April 30, 2010, for Center Financial’s 2010 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Nara Bancorp and Center Financial in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: the health of the national and California economies; competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; customers’ service expectations; changes in interest rates; loan portfolio performance; the company’s ability to secure buyers for foreclosed properties; the successful integration and operations of the FDIC-assisted acquisition; the company’s ability to sustain profitable operations; the company’s ability to capitalize on strategic growth opportunities; and the company’s ability to enhance its earnings capacity. Factors also include, but are not limited to: the successful completion of the proposed merger of equals between Center Financial Corporation and Nara Bancorp; difficulties and delays in integrating the two institutions and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees; the companies’ ability to receive required regulatory and shareholder approvals. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands)

	12/31/2010	9/30/2010	12/31/2009
ASSETS
Cash and due from banks	$29,237	$33,491	$34,294
Federal funds sold	136,180	198,285	145,810
Money market funds and interest-bearing deposits in other banks	93,503	89,236	52,698
Cash and cash equivalents	258,920	321,012	232,802

Securities available for sale, at fair value	289,551	290,803	370,427
Non-covered loans held for sale, at the lower of cost or fair value	60,234	50,723	23,318
Federal Home Loan Bank and Pacific Coast Bankers Bank stock, at cost	15,019	15,642	15,673
Non-covered loans, net of allowance of $52,047 and $58,543 as of December 31, 2010 and 2009	1,415,646	1,361,051	1,455,824
Covered loans, net of allowance of $1,010 and $0 as of December 31, 2010 and 2009	116,283	112,674	-
Premises and equipment, net	13,532	13,698	13,368
FDIC loss share receivable	23,991	23,652	-
Core deposit intangible, net	464	474	-
Customers' liability on acceptances	2,287	1,412	2,341
Non-covered other real estate owned	937	4,548	4,278
Covered other real estate owned	1,459	1,459	-
Accrued interest receivable	5,509	5,487	6,879
Deferred income taxes, net	14,383	10,095	11,551
Investments in affordable housing partnerships	10,824	10,314	11,522
Cash surrender value of life insurance	12,791	12,691	12,392
Income tax receivable	16,214	16,354	16,140
Prepaid assessment fees	7,864	8,808	11,483
Other assets	6,308	6,542	4,802
Total	$2,272,216	$2,267,439	$2,192,800

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$396,973	$383,508	$352,395
Interest-bearing	1,374,021	1,408,773	1,395,276
Total deposits	1,770,994	1,792,281	1,747,671

Acceptances outstanding	2,287	1,412	2,341
Accrued interest payable	5,113	5,558	5,803
Other borrowed funds	188,670	168,538	148,443
Long-term subordinated debentures	18,557	18,557	18,557
Accrued expenses and other liabilities	12,583	10,403	13,927
Total liabilities	1,998,204	1,996,749	1,936,742
Commitments and Contingencies	-	-	-
Shareholders' Equity
Preferred stock
Series A	53,409	53,347	53,171
Series B	-	-	70,000
Common stock	187,754	187,621	88,060
Retained earnings	32,000	26,300	41,314
Accumulated other comprehensive income, net of tax	849	3,422	3,513
Total shareholders' equity	274,012	270,690	256,058
Total	$2,272,216	$2,267,439	$2,192,800

Tangible common equity per common share	$5.49	$5.41	$6.54
Tangible common equity to tangible assets	9.65%	9.52%	6.01%

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

	Three Months			Twelve Months
	Ended			Ended
	12/31/10	9/30/10	12/31/09	12/31/10	12/31/09

Interest and Dividend Income:
Interest and fees on loans	$21,879	$22,513	$21,378	$86,408	$93,559
Interest on federal funds sold	125	127	108	414	418
Interest on investment securities	1,708	1,499	2,774	9,009	9,834
Total interest and dividend income	23,712	24,139	24,260	95,831	103,811

Interest Expense:
Interest on deposits	4,954	5,137	7,266	20,612	34,935
Interest expense on long-term subordinated debentures	145	155	145	583	674
Interest on borrowed funds	1,677	1,747	1,639	6,698	6,975
Total interest expense	6,776	7,039	9,050	27,893	42,584

Net interest income before provision for loan losses	16,936	17,100	15,210	67,938	61,227
Provision for loan losses	6,010	4,000	22,625	22,010	77,472
Net interest income (loss) after provision for loan losses	10,926	13,100	(7,415)	45,928	(16,245)

Noninterest Income:
Customer service fees	1,947	2,043	2,009	8,108	8,013
Fee income from trade finance transactions	750	684	587	2,812	2,266
Wire transfer fees	334	321	300	1,268	1,120
Gain on sale of loans	(100)	-	-	1,361	-
Net gain on sale of securities available for sale	-	-	-	2,209	-
Gain on sale of premises and equipment	-	257	-	2	-
Loan service fees	473	565	188	1,625	814
Impairment loss on securities available for sale	-	-	-	-	-
Gain on bargain purchase				5,900
Other income	1,526	539	340	2,803	1,766
Total noninterest income	4,930	4,409	3,424	26,088	13,979

Noninterest Expense:
Salaries and employee benefits	5,086	4,653	4,159	18,726	17,804
Occupancy	1,372	1,388	1,232	5,392	4,876
Furniture, fixtures, and equipment	672	756	653	2,575	2,410
Data processing	730	832	572	2,680	2,280
Legal fees	329	567	263	1,481	1,087
Accounting and other professional service fees	344	309	442	1,514	1,629
Business promotion and advertising	467	376	455	1,515	1,426
Supplies and communication	478	440	462	1,578	1,557
Security service	293	320	263	1,133	1,038
Regulatory assessment	1,033	1,073	558	4,129	3,435
Merger related expenses	717	-	-	846	-
OREO related expenses	441	170	605	1,970	1,910
Impairment of goodwill and intangible assets	-	-	1,413	-	1,413
Other operating expenses	528	1,508	1,400	4,478	5,205
Total noninterest expense	12,490	12,392	12,477	48,017	46,070

Income (loss) before income tax provision (benefit)	3,366	5,117	(16,468)	23,999	(48,336)
Income tax provision (benefit)	(3,084)	(846)	7,999	1,316	(5,834)

Net income (loss)	6,450	5,963	(24,467)	22,683	(42,502)

Preferred stock dividends and accretion of preferred stock discount	(750)	(748)	(744)	(31,996)	(2,954)
Net income (loss) available to common shareholders	5,700	5,215	(25,211)	(9,313)	(45,456)

Other comprehensive income (loss)
- unrealized gain (loss) on available-for-sale securities, net of income tax expense (benefit)	(2,573)	144	(64)	(2,664)	2,927

Comprehensive income (loss)	$3,877	$6,107	$(24,531)	$20,019	$(39,575)

Earnings (loss) per share:
Basic	$0.14	$0.13	$(1.41)	$(0.26)	$(2.66)
Diluted	$0.14	$0.13	$(1.41)	$(0.26)	$(2.66)

Weighted average shares outstanding - basic	39,909,816	39,902,114	17,932,900	35,312,152	17,077,352
Weighted average shares outstanding - diluted	39,990,291	39,912,160	17,932,900	35,312,152	17,077,352

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	Three Months Ended
	12/31/10		9/30/10		12/31/09
		Annualized		Annualized		Annualized
	Average	Rate/	Average	Rate/	Average	Rate/
	Balance	Yield	Balance	Yield	Balance	Yield
Assets:
Interest-earning assets:
Loans	$1,535,008	5.65%	$1,523,012	5.86%	$1,506,443	5.63%
Federal funds sold	212,010	0.23	228,116	0.22	182,823	0.23
Investments	303,262	2.23	300,231	1.98	322,311	3.41
Total interest-earning assets	2,050,280	4.59	2,051,359	4.67	2,011,578	4.78
Noninterest - earning assets:
Cash and due from banks	122,498		109,237		86,634
Bank premises and equipment, net	13,729		13,091		13,579
Customers' acceptances outstanding	1,853		2,100		1,832
Accrued interest receivables	5,133		5,012		6,857
Other assets	93,296		102,399		65,791
Total noninterest-earning assets	236,509		231,839		174,694

Total assets	$2,286,789		$2,283,198		$2,186,271

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$505,401	1.09%	$519,943	1.14%	$542,529	1.35%
Savings	88,269	2.62	92,288	2.53	79,824	2.96
Time certificates of deposit over $100,000	505,930	1.33	505,758	1.38	535,768	2.20
Other time certificates of deposit	317,901	1.60	301,881	1.70	306,417	2.40
	1,417,501	1.39	1,419,870	1.44	1,464,538	1.97
Other borrowed funds	168,804	3.94	169,844	4.08	148,049	4.39
Long-term subordinated debentures	18,557	3.10	18,557	3.31	18,557	3.10
Total interest-bearing liabilities	1,604,862	1.68	1,608,271	1.74	1,631,144	2.20
Noninterest-bearing liabilities:
Demand deposits	390,479		379,286		340,719
Total funding liabilities	1,995,341	1.35%	1,987,557	1.41%	1,971,863	1.82%
Other liabilities	17,762		27,722		14,040
Total noninterest-bearing liabilities	408,241		407,008		354,759
Shareholders' equity	273,686		267,919		200,368
Total liabilities and shareholders' equity	$2,286,789		$2,283,198		$2,186,271

Net interest income
Cost of deposits		1.09%		1.13%		1.60%
Net interest spread		2.91%		2.93%		2.58%
Net interest margin		3.28%		3.31%		3.00%

SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	For the Year Ended December 31,
	2010		2009

	Average	Average	Average	Average
	Balance	Rate/Yield	Balance	Rate/Yield
Assets:
Interest-earning assets:
Loans	$1,538,520	5.62%	$1,587,336	5.89%
Federal funds sold	183,420	0.23	181,037	0.23
Investments	320,870	2.81	251,921	3.90
Total interest-earning assets	2,042,810	4.69	2,020,294	5.14
Noninterest - earning assets:
Cash and due from banks	103,723		66,698
Bank premises and equipment, net	13,259		14,168
Customers' acceptances outstanding	2,174		2,830
Accrued interest receivables	5,699		7,045
Other assets	83,075		57,020
Total noninterest-earning assets	207,930		147,761

Total assets	$2,250,740		$2,168,055

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$501,573	1.11%	$496,342	1.78%
Savings	91,858	2.61	68,926	3.27
Time certificate of deposits over $100,000	510,360	1.50	627,703	2.35
Other time certificate of deposits	286,304	1.76	247,824	3.66
	1,390,095	1.48	1,440,795	2.42
Other borrowed funds	167,313	4.00	163,120	4.28
Long-term subordinated debentures	18,557	3.14	18,557	3.63
Total interest-bearing liabilities	1,575,965	1.77	1,622,472	2.62
Noninterest-bearing liabilities:
Demand deposits	375,728		318,534
Total funding liabilities	1,951,693	1.43%	1,941,006	2.19%
Other liabilities	34,289		17,569
Shareholders' equity	264,758		209,480
Total liabilities and shareholders' equity	$2,250,740		$2,168,055

Net interest income

Cost of deposits		1.17%		1.99%
Net interest spread		2.92%		2.51%
Net interest margin		3.33%		3.03%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)	As of the Dates Indicated
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Non-covered Loans
Real Estate:
Construction	$14,803	$14,987	$15,052	$16,620	$21,014
Commercial	914,003	918,882	937,792	985,479	1,007,794
Commercial	315,285	279,450	296,195	299,738	295,289
Trade Finance	71,174	65,666	53,342	43,370	39,290
SBA	101,683	69,029	60,531	65,460	49,933
Consumer and other	111,318	119,187	111,919	111,772	125,560
Non-covered Loans	1,528,266	1,467,201	1,474,831	1,522,439	1,538,880

Less:
Allowance for Losses	52,047	54,460	58,435	61,011	58,543
Deferred Loan Fees	(523)	31	188	290	331
Discount on SBA Loans Retained	862	936	997	799	864
Net Non-covered Loans	$1,475,880	$1,411,774	$1,415,211	$1,460,339	$1,479,142

As a percentage of non-covered loans:
Real estate:
Construction	1.0%	1.0%	1.0%	1.1%	1.4%
Commercial	59.8%	62.6%	63.6%	64.7%	65.5%
Commercial	20.6%	19.0%	20.1%	19.7%	19.2%
Trade finance	4.7%	4.5%	3.6%	2.8%	2.6%
SBA	6.7%	4.7%	4.1%	4.3%	3.2%
Consumer and other	7.2%	8.1%	7.6%	7.3%	8.1%
Non-covered Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Covered Loans	12/31/10		9/30/10		6/30/10
	Amount	%	Amount	%	Amount	%
Real Estate:
Construction	$-	0.0%	$-	0.0%	$-	0.0%
Commercial	72,249	61.6%	73,043	64.8%	76,280	62.3%
Commercial	8,977	7.7%	9,698	8.6%	12,388	10.1%
Trade Finance	-	0.0%	-	0.0%	-	0.0%
SBA	35,152	30.0%	29,022	25.8%	32,438	26.5%
Consumer and other	918	0.8%	911	0.8%	1,256	1.0%
Covered Loans	117,296	100.0%	112,674	100.0%	122,362	100.0%

Less:
Allowance for Losses	1,010		-		-
Deferred Loan Fees	3		-		-
Net Covered Loans	$116,283		$112,674		$122,362

Total Loans	12/31/10		9/30/10		6/30/10
	Amount	%	Amount	%	Amount	%
Real Estate:
Construction	$14,803	0.9%	$14,987	0.9%	$15,052	0.9%
Commercial	986,252	59.9%	991,925	62.8%	1,014,072	63.5%
Commercial	324,262	19.7%	289,148	18.3%	308,583	19.3%
Trade Finance	71,174	4.3%	65,666	4.2%	53,342	3.3%
SBA	136,835	8.3%	98,051	6.2%	92,969	5.8%
Consumer and other	112,236	6.8%	120,098	7.6%	113,175	7.1%
Total Loans	1,645,562	100.0%	1,579,875	100.0%	1,597,193	100.0%

Less:
Allowance for Losses	53,057		54,460		58,435
Deferred Loan Fees	(520)		31		188
Discount on SBA Loans Retained	862		936		997
Net Loans	1,592,163		1,524,448		1,537,573

	As of the Dates Indicated
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Deposits
Demand deposits (noninterest-bearing)	$396,973	$383,508	$397,598	$360,520	$352,395
Money market accounts and NOW	471,132	497,362	505,217	445,999	528,331
Savings	87,484	89,067	94,486	90,294	86,567
	955,589	969,937	997,301	896,813	967,293
Time deposits
Less than $100,000	334,341	302,745	303,441	227,909	256,020
$100,000 or more	481,064	519,599	499,253	500,590	524,358
Total deposits	$1,770,994	$1,792,281	$1,799,995	$1,625,312	$1,747,671

As a percentage of total deposits:
Demand deposits (noninterest-bearing)	22.4%	21.4%	22.1%	22.2%	20.2%
Money market accounts and NOW	26.6%	27.8%	28.1%	27.4%	30.2%
Savings	4.9%	4.9%	5.2%	5.5%	5.0%
	53.9%	54.1%	55.4%	55.1%	55.4%
Time deposits
Less than $100,000	18.9%	16.9%	16.9%	14.0%	14.6%
$100,000 or more	27.2%	29.0%	27.7%	30.9%	30.0%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)	As of the Dates Indicated
	12/31/10	9/30/10	12/31/09
Non-covered nonperforming loans:
Construction Real Estate	$6,108	$4,029	$8,441
Commercial Real Estate	29,167	28,639	42,678
Commercial	5,696	7,631	8,290
Consumer	651	229	339
Trade Finance	-	-	1,498
SBA	3,896	2,653	2,207

Total non-covered nonperforming loans	45,518	43,181	63,453
Other real estate owned	937	4,548	4,278

Non-covered nonperforming assets	46,455	47,729	67,731

Guaranteed portion of nonperforming SBA loans	3,293	3,022	2,816
Total non-covered nonperforming assets, net of guarantees	$43,162	$44,707	$64,915
Performing TDR's not included above	$21,377	$23,898	$4,414

Ratios:
Nonperforming loans as a percent of total non-covered loans	2.98%	2.94%	4.12%
Nonperforming assets as a percent of non-covered loans and OREO	3.04	3.24	4.39

Delinquency:
Delinquent non-covered loans 30-89 days past due	$14,204	$11,521	$13,439
Total non-covered nonperforming loans	45,518	43,181	63,453
Total delinquent non-covered loans	$59,722	$54,702	$76,892

Covered nonperforming assets:
Covered nonperforming loans	$15,021	$10,890	$-
Covered other real estate owned	1,459	1,459	-
Total covered nonperforming assets	$16,480	$12,349	$-

Ratios:
Covered nonperforming loans to covered loans	12.81%	9.67%
Covered nonperforming assets to total assets	0.73	0.54

Total nonperforming assets (combined):
Total nonperforming loans	$60,539	$54,071	$54,071
Other real estate owned	2,396	6,007	6,007
Total nonperforming assets	$62,935	$60,078	$60,078

Ratios (combined):
Nonperforming loans to total gross loans	3.68%	3.42%	3.51%
Nonperforming assets to total assets	2.77	2.65	2.74

	Year	Nine Months	Year
	Ended	Ended	Ended
	12/31/10	9/30/10	12/31/09
Balances (non-covered loans):
Average total non-covered loans outstanding during the period	$1,493,526	$1,498,908	$1,637,703
Total non-covered loans outstanding at end of period	$1,527,928	$1,466,234	$1,537,685
* Net of deferred loan fees and discount on SBA loans sold
Allowance for Loan Losses (non-covered loans):
Balance at beginning of period	$58,543	$58,543	$38,172
Charge-offs:
Construction Real Estate	947	419	6,844
Commercial Real Estate	20,296	16,178	23,742
Commercial	8,114	5,011	23,795
Consumer	767	563	1,599
SBA	1,075	1,008	941
Trade Finance	1,448	1,448	911
Total charge-offs	32,647	24,627	57,832
Recoveries
Real estate
Construction	561	123	-
Commercial	1,357	1,357	-
Commercial	2,890	2,817	269
Consumer	154	96	394
SBA	189	151	67
Trade Finance	-	-	1
Total recoveries	5,151	4,544	731
Net loan charge-offs	27,496	20,083	57,101
Provision for loan losses (non-covered loans)	21,000	16,000	77,472
Balance at end of period	$52,047	$54,460	$58,543

Ratios (non-covered loans):
Net loan charge-offs to average non-covered loans	1.84%	1.79%	3.49%
Provision for loan losses to average non-covered loans	1.41	1.43	4.73
Allowance for loan losses to gross non-covered loans at end of period	3.41	3.71	3.81
Allowance for loan losses to non-covered nonperforming loans	114.34	126.12	92.26
Net loan charge-offs to allowance for loan losses at end of period	52.83	49.30	97.54
Net loan charge-offs to provision for loan losses	130.93	125.52	73.71

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)

	As of and			As of and
	for the three months ended			for the twelve months ended
Performance ratios:	12/31/10	9/30/10	12/31/09	12/31/10	12/31/09
Return (loss) on average assets	1.12%	1.04%	(4.44)%	1.01%	(1.96)%
Return (loss) on average equity	9.35	8.83	(48.45)	8.57	(20.29)
Efficiency ratio	57.12	57.61	66.95	51.07	61.26
Net loans to total deposits at period end	89.90	85.06	84.64	89.90	84.64
Net loans to total assets at period end	70.07	67.23	67.45	70.07	67.45

Capital ratios:
Leverage capital ratio
Consolidated Company	12.75%	12.55%	12.40%
Center Bank	12.50	12.31	12.00
Tier 1 risk-based capital ratio
Consolidated Company	17.61	18.04	16.50
Center Bank	17.26	17.68	15.94
Total risk-based capital ratio
Consolidated Company	18.89	19.32	17.77
Center Bank	18.53	18.96	17.22

CENTER FINANCIAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)

	12/31/10	9/30/10	12/31/09

Total shareholders' equity	$274,012	$270,690	$256,058
Less: Preferred stock	(53,409)	(53,347)	(123,171)
Common stock warrant	(1,026)	(1,026)	(1,026)
Intangible assets, net	(464)	(474)	-
Tangible common equity	$219,113	$215,843	$131,862

Total assets	$2,272,216	$2,267,439	$2,192,800
Less: Intangible assets, net	(464)	(474)	-
Tangible assets	$2,271,752	$2,266,965	$2,192,800

Common shares outstanding	39,914,686	39,902,811	20,160,726

Tangible common equity per common share	$5.49	$5.41	$6.54
Tangible common equity to tangible assets	9.65%	9.52%	6.01%

CONTACT:
Center Financial Corporation
Douglas J. Goddard
Interim CFO
213-401-2311
douglasg@centerbank.com
or
Angie Yang
SVP, Investor Relations
213-251-2219
angiey@centerbank.com